                                                                      Exhibit 99
[OKLAHOMA'S SOUTHWEST BANCORP, INC. LOGO]


                    SOUTHWEST BANCORP, INC. REPORTS EARNINGS


CONTACT:          RICK GREEN, PRESIDENT & C.E.O.
                  KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O.
TELEPHONE:        (405) 372-2230
RELEASE DATE:     OCTOBER 21, 2004


         October 21, 2004, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc.
(Nasdaq National Market--OKSB, OKSBO), the Oklahoma-based parent company of the Stillwater National Bank and Trust Company ("Stillwater National") and SNB Bank of Wichita ("SNB Wichita"), today reported net income for the third quarter of 2004 of $4.9 million, a 42% increase from the third quarter of 2003. Diluted earnings per share were $0.39 compared to $0.28 per share for the 2003 period, up 39%. Net income for the first nine months of 2004 was $13.7 million, a 25% increase from the same period in 2003. Diluted earnings per share were $1.09 compared to $0.90 per share for the 2003 period, up 21%.

2004 RESULTS AND FOCUS

    o  Total assets of $1.9 billion; a 19% increase from year-end 2003.

    o  Portfolio loans of $1.3 billion; a 15% increase from year-end 2003.

    o  Net Income:                     $4.9 million; a 42% increase from third
                                       quarter 2003.

                                       $13.7 million; a 25% increase from the
                                       first nine months of 2003.

    o  Diluted earnings per share:     $0.39; a 39% increase from third quarter
                                       2003.

                                       $1.09; a 21% increase from the first nine months of 2003.

    o  Dividends per share:            $0.07; a 12% increase from third quarter
                                       2003.

                                       $0.21; a 12% increase from the first nine months of 2003.

    o  Return on average equity:       16.19% for the third quarter 2004.

                                       15.73% for the first nine months of 2004.

    o  GAAP-based efficiency ratio:    49.09% for the third quarter 2004.

                                       52.20% for the first nine months of 2004.

STRATEGIC PERSPECTIVE

         "Southwest Bancorp, Inc. ("Southwest") maintains an intense focus on specific performance goals designed to increase shareholder value. These goals include annual growth in diluted earnings per share and assets of 10% or more and geographic market share growth and expansion," said Rick Green, President and Chief Executive Officer. Southwest's earnings growth during the first nine months of 2004 is primarily the result of significant loan growth and an increase in net interest income due to improved interest spread and margin. We are continuing to focus on increasing net interest income by prudent loan growth in our Oklahoma, Texas and Kansas markets and in government guaranteed student lending coupled with careful management of interest margins and funding. We are very pleased with this quarter's unusually favorable performance, which was primarily the result of our continued achievement of strategic goals, particularly in loan growth and margin improvement. Other initiatives also contributed, including continued emphasis on appropriately pricing loan renewals, commercial loan participation sales, and service charge increases."

         At the end of the third quarter of 2004, Southwest had total assets of $1.9 billion, loans of $1.6 billion, and deposits of $1.4 billion. At that date, regulatory capital ratios for Southwest, Stillwater National, and SNB Wichita continued to exceed regulatory requirements for a well-capitalized institution.

ADDITIONAL FINANCIAL INFORMATION

         Net income for the first nine months of 2004 was $13.7 million, up $2.7 million, or 25%, from the same period in 2003. Basic earnings per share for 2004 were $1.13, up 22% from $0.93 in 2003. Diluted earnings per share of $1.09 increased 21% over the first nine months of 2003.

         Net interest income increased 27% from 2003. Non-interest income for 2004 declined $549,000 from 2003 due primarily to an $1.2 million reduction in gain on sales of mortgage loans which occurred due to the lower refinancing demand created by higher mortgage interest rates in 2004.

         The provision for loan losses of $8.1 million increased $1.7 million, or 26%, from 2003. Noninterest expense of $32.4 million increased $4.3 million, or 15%, primarily as a result of increases in compensation, general and administrative, and occupancy expenses. Southwest recorded a charge relating to executive retirement in the first quarter of 2004 of approximately $294,000 after related tax benefits.

FINANCIAL CONDITION

         At September 30, 2004, total assets were $1.9 billion, a $301.7 million increase from the end of 2003. Total portfolio loans (loans other than those held for sale) at the end of the third quarter 2004 were $1.3 billion, up $167.8 million, or 15%, from year-end 2003, primarily as a result of growth in total commercial and commercial real estate loans. Loans held for sale are primarily government guaranteed student loans.

ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING LOANS

         Nonaccrual loans totaled $28.5 million at September 30, 2004, compared to $14.5 million at December 31, 2003. Total nonperforming loans of $30.8 million increased $14.8 million, or 93%, from year-end 2003, and represented 1.91% of total loans, compared to 1.22% of total loans at year-end 2003. At September 30, 2004, $1.4 million, or 5%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.

         Mr. Green said, "Much of our business is commercial lending. As a result, weakness in one or a few large credits can have a significant impact on our nonperforming loan totals. Through the years, however, we have demonstrated the ability to resolve problem commercial loans. Five credit relationships accounted for approximately $21.7 million, or 71%, of total nonperforming loans at September 30, 2004. All of these credits were identified as problem or potential problem credits in previous quarters. Management continues to actively manage these relationships, and anticipates they will be significantly reduced within the next six months."

         The allowance for loan losses of $19.9 million increased $4.1 million, or 26%, from year-end 2003. At third quarter-end 2004, the allowance for loan losses was 1.24% of total loans, compared to 1.21% of total loans at year-end 2003. Management believes the amount of the allowance is appropriate, given its systematic methodology for calculating the allowance. That methodology is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.

SECURITIES

         Southwest's common stock is traded on the Nasdaq National Market under the symbol OKSB. Trust preferred securities of Southwest's subsidiary, SBI Capital Trust, trade on the Nasdaq National market under the symbol OKSBO. Market makers for Southwest's common stock include Stifel Nicolaus & Co., Goldman Sachs & Co., Keefe Bruyette & Woods Inc., Merrill Lynch, RBC Capital Markets Corp., Schwab Capital Markets, Morgan Stanley & Co., Inc., Sandler O'Neill & Partners, FTN Midwest Research Secs., and Citigroup Global Markets, Inc.

SOUTHWEST BANCORP AND SUBSIDIARIES

         Southwest is the financial holding company for Stillwater National Bank and Trust Company, SNB Bank of Wichita, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Southwest is an independent company, not controlled by other organizations or individuals and pursues an established strategy of independent operation for the benefit of all of its shareholders.

         A substantial portion of Southwest's current business and focus for the future are services for local businesses, their primary employees, and other managers and professionals. Southwest seeks to be the premier financial services company for its selected markets. Information regarding Southwest can be retrieved via the Internet, at www.oksb.com. Southwest, Stillwater National, and SNB Wichita offer commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting and other financial services from offices in Stillwater, Tulsa, Oklahoma City, and Chickasha, Oklahoma, Wichita, Kansas and metropolitan Dallas, Texas; loan production offices in Kansas City, Kansas and on the campuses of the University of Oklahoma Health Sciences Center and Oklahoma State University-Tulsa; a marketing presence in the Student Union at Oklahoma State University-Stillwater; and on the Internet. Stillwater National has applied to open an additional branch office in Austin, Texas. Information regarding products and services of Stillwater National and SNB Wichita, including SNB DirectBanker(R), Southwest's online banking product, can be retrieved via the Internet, at www.oksb.com. The Stillwater National and SNB Wichita web sites and online banking technology are frequently updated in response to the changing needs of the large base of Internet banking customers.

FORWARD-LOOKING STATEMENTS

         This Press Release includes forward-looking statements, such as: statements of Southwest's goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest's ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate its future results.

 SOUTHWEST BANCORP, INC.
 UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 (Dollars in thousands, except per share data)

                                                                                             SEPTEMBER 30,        DECEMBER 31,
                                                                                                 2004                 2003
                                                                                           -----------------    -----------------
ASSETS:
Cash and cash equivalents                                                                      $    31,018         $    33,981
Investment securities:
     Held to maturity, fair value $2,536 (2004) and $16,144 (2003)                                   2,501              15,916
     Available for sale, amortized cost $194,385 (2004) and $176,470 (2003)                        194,056             177,074
     Federal Reserve Bank and Federal Home Loan Bank Stock, at cost                                 13,342              11,276
Loans held for sale                                                                                348,887             218,422
Loans receivable, net of allowance for loan losses
     of $19,921 (2004) and $15,848 (2003)                                                        1,238,295           1,074,566
Accrued interest receivable                                                                         13,926              11,321
Premises and equipment, net                                                                         19,722              19,818
Other assets                                                                                        20,703              18,351
                                                                                               -----------         -----------
            Total assets                                                                       $ 1,882,450         $ 1,580,725
                                                                                               ===========         ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
     Noninterest-bearing demand                                                                $   183,183         $   167,332
     Interest-bearing demand                                                                        58,403              53,955
     Money market accounts                                                                         399,104             376,016
     Savings accounts                                                                                8,245               6,903
     Time deposits of $100,000 or more                                                             431,158             358,130
     Other time deposits                                                                           344,862             241,789
                                                                                               -----------         -----------
         Total deposits                                                                          1,424,955           1,204,125
Other borrowings                                                                                   245,722             183,850
Accrued interest payable                                                                             3,261               3,375
Income tax payable                                                                                   7,489               2,850
Other liabilities                                                                                    6,697               4,410
Subordinated Debentures                                                                             72,180              72,180
                                                                                               -----------         -----------
            Total liabilities                                                                    1,760,304           1,470,790
Shareholders' equity:
     Common stock - $1 par value; 20,000,000 shares authorized;
         12,243,042 shares issued and outstanding                                                   12,243              12,243
     Capital surplus                                                                                 7,860               6,997
     Retained earnings                                                                             103,784              92,657
     Accumulated other comprehensive income/(loss)                                                    (193)                360
     Treasury stock, at cost; 161,375 (2004) and 287,410 (2003) shares                              (1,548)             (2,322)
                                                                                               -----------         -----------
            Total shareholders' equity                                                             122,146             109,935
                                                                                               -----------         -----------
            Total liabilities & shareholders' equity                                           $ 1,882,450         $ 1,580,725
                                                                                               ===========         ===========

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

                                                                   For the three months               For the nine months
                                                                   ended September 30,                ended September 30,
                                                                  2004             2003             2004              2003
                                                               -----------     ------------     -------------     -------------
Interest income:
     Interest and fees on loans                                   $25,245          $19,250           $68,468           $56,271
     Investment securities                                          1,960            1,925             5,915             6,010
     Other interest-bearing assets                                      4                1                 7                 7
                                                               -----------     ------------     -------------     -------------
         Total interest income                                     27,209           21,176            74,390            62,288

Interest expense:
     Interest-bearing deposits                                      5,460            4,983            15,258            15,752
     Other borrowings                                               1,643            1,174             4,183             3,722
     Subordinated Debentures                                        1,136              817             3,296             2,030
                                                               -----------     ------------     -------------     -------------
         Total interest expense                                     8,239            6,974            22,737            21,504
                                                               -----------     ------------     -------------     -------------

Net interest income                                                18,970           14,202            51,653            40,784

Provision for loan losses                                           3,900            2,726             8,100             6,448

Other income:
     Service charges and fees                                       2,629            2,442             7,314             6,918
     Gain on sales of loans receivable                              1,073            1,158             2,386             3,157
     Gain (loss) on sales of investment securities                   (110)               1              (109)               28
     Other noninterest income                                         328              190               731               768
                                                               -----------     ------------     -------------     -------------
         Total other income                                         3,920            3,791            10,322            10,871

Other expenses:
     Salaries and employee benefits                                 5,563            5,200            15,893            14,433
     Occupancy                                                      2,500            2,078             6,996             5,938
     FDIC and other insurance                                         110               90               301               246
     Other real estate                                                 66               (2)              107               168
     General and administrative                                     2,998            2,535             9,054             7,303
                                                               -----------     ------------     -------------     -------------
         Total other expenses                                      11,237            9,901            32,351            28,088
                                                               -----------     ------------     -------------     -------------
Income before taxes                                                 7,753            5,366            21,524            17,119
     Taxes on income                                                2,898            1,943             7,863             6,150
                                                               -----------     ------------     -------------     -------------
Net income                                                         $4,855           $3,423           $13,661           $10,969
                                                               ===========     ============     =============     =============

SOUTHWEST BANCORP, INC.
AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands)

                                                                                          For the three months ended
                                                                                              September 30, 2004
                                                                                ----------------------------------------------
                                                                                                     Interest
                                                                                     Average          Income/       Average
                                                                                     Balance          Expense      Yield/Rate
                                                                                ----------------------------------------------

ASSETS:
       Loans receivable                                                            $1,580,974        $25,245          6.35%
       Investment securities                                                          216,828          1,960          3.60
       Other interest-earning assets                                                    1,222              4          1.30
                                                                                  ------------      ---------      --------
          Total interest-earning assets                                             1,799,024         27,209          6.02
       Noninterest-earning assets                                                      66,378
                                                                                  ------------
          Total assets                                                             $1,865,402
                                                                                  ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
       Interest-bearing demand                                                     $   56,137        $    63          0.45%
       Money market accounts                                                          433,426          1,621          1.49
       Savings accounts                                                                 8,204              5          0.24
       Time deposits                                                                  704,142          3,771          2.13
                                                                                  ------------      ---------      --------
          Total interest-bearing deposits                                           1,201,909          5,460          1.81
       Other borrowings                                                               281,549          1,643          2.32
       Subordinated Debentures                                                         72,180          1,136          6.30
                                                                                  ------------      ---------      --------
          Total interest-bearing liabilities                                        1,555,638          8,239          2.11
                                                                                                    ---------      --------
       Noninterest-bearing demand deposits                                            178,408
       Other noninterest-bearing liabilities                                           12,075
       Shareholders' equity                                                           119,281
                                                                                  ------------
          Total liabilities and shareholders' equity                               $1,865,402
                                                                                  ============

       Net interest income                                                                           $18,970
                                                                                                    =========
       Interest rate spread                                                                                           3.91%
                                                                                                                   ========
       Net interest margin (1)                                                                                        4.19%
                                                                                                                   ========
       Ratio of average interest-earning assets
          to average interest-bearing liabilities                                      115.65%
                                                                                  ============

       Net interest income and margin
          (tax-equivalent basis) (2)                                                                 $19,020          4.21%
                                                                                                    =========      ========

(1) The net interest margin is equal to annualized net interest income divided by average interest-earning assets.

(2) In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent on taxable investments and loans, a tax equivalent adjustment is made equally to interest income and income tax expense with no effect on after tax income. The tax equivalent adjustment has been computed using a federal income tax rate of 35%.

 SOUTHWEST BANCORP, INC.
 AVERAGE BALANCES, YIELDS AND RATES
 (Dollars in thousands)

                                                                                           For the nine months ended
                                                                                              September 30, 2004
                                                                                 ----------------------------------------------
                                                                                                      Interest
                                                                                      Average          Income/       Average
                                                                                      Balance          Expense     Yield/Rate
                                                                                 ----------------------------------------------

ASSETS:
       Loans receivable                                                            $1,478,443          $68,468         6.19%
       Investment securities                                                          214,224            5,915         3.69
       Other interest-earning assets                                                    1,111                7         0.84
                                                                                  ------------        ---------      -------
          Total interest-earning assets                                             1,693,778           74,390         5.87
       Noninterest-earning assets                                                      64,879
                                                                                  ------------
          Total assets                                                             $1,758,657
                                                                                  ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
       Interest-bearing demand                                                     $   59,158          $   240         0.54%
       Money market accounts                                                          411,274            4,425         1.44
       Savings accounts                                                                 7,721               14         0.24
       Time deposits                                                                  666,308           10,579         2.12
                                                                                  ------------        ---------      -------
          Total interest-bearing deposits                                           1,144,461           15,258         1.78
       Other borrowings                                                               245,799            4,183         2.27
       Subordinated Debentures                                                         72,180            3,296         6.00
                                                                                  ------------        ---------      -------
          Total interest-bearing liabilities                                        1,462,440           22,737         2.08
                                                                                                      ---------      -------
       Noninterest-bearing demand deposits                                            169,656
       Other noninterest-bearing liabilities                                           10,587
       Shareholders' equity                                                           115,974
                                                                                  ------------
          Total liabilities and shareholders' equity                               $1,758,657
                                                                                  ============

       Net interest income                                                                             $51,653
                                                                                                      =========
       Interest rate spread                                                                                            3.79%
                                                                                                                     =======
       Net interest margin (1)                                                                                         4.07%
                                                                                                                     =======
       Ratio of average interest-earning assets
          to average interest-bearing liabilities                                      115.82%
                                                                                  ============

       Net interest income and margin
          (tax-equivalent basis) (2)                                                                   $51,886         4.09%
                                                                                                      =========      =======

(1) The net interest margin is equal to annualized net interest income divided by average interest-earning assets.

(2) In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent on taxable investments and loans, a tax equivalent adjustment is made equally to interest income and income tax expense with no effect on after tax income. The tax equivalent adjustment has been computed using a federal income tax rate of 35%.

 SOUTHWEST BANCORP, INC.
 UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

 (Dollars in thousands, except per share data)                   For the three months                  For the nine months
                                                                  ended September 30,                  ended September 30,
                                                                 2004            2003                2004              2003
------------------------------------------------------------------------------------------------------------------------------
 PER COMMON SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
      Basic Earnings                                               $ 0.40          $ 0.30            $ 1.13            $ 0.93
      Diluted Earnings                                               0.39            0.28              1.09              0.90
      Dividends declared                                             0.07            0.06              0.21              0.19
      Book value (at period end)                                                                      10.11              8.93

------------------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
------------------------------------------------------------------------------------------------------------------------------
      Basic                                                    12,081,379      11,839,891        12,050,485        11,762,996
      Diluted                                                  12,593,875      12,398,000        12,545,902        12,247,042

------------------------------------------------------------------------------------------------------------------------------
 KEY RATIOS:
------------------------------------------------------------------------------------------------------------------------------
      Return on average assets                                      1.04%           0.88%             1.04%             0.98%
      Return on average total shareholders' equity                 16.19%          13.10%            15.73%            14.56%
      Efficiency ratio                                             49.09%          55.03%            52.20%            54.38%

------------------------------------------------------------------------------------------------------------------------------
 CAPITAL RATIOS AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------------
      Leverage ratio                                                                                  8.75%             9.27%
      Tier I capital ratio                                                                           10.68%            11.07%
      Total capital ratio                                                                            13.85%            13.01%
      Tier I capital                                                                             $  163,041        $  140,130
      Total capital                                                                                 211,358           164,699
      Total risk adjusted assets                                                                  1,526,214         1,265,517

------------------------------------------------------------------------------------------------------------------------------
 LOAN COMPOSITION AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------------
      Real estate mortgage:
          Commercial                                                                             $  522,812        $  400,859
          One-to-four family residential                                                             87,296            83,280
      Real estate construction                                                                      244,023           212,872
      Commercial                                                                                    386,325           375,807
      Installment and consumer:
          Government-guaranteed student loans                                                       341,335           186,735
          Other                                                                                      25,312            24,615
                                                                                                 -----------       -----------
             Total loans, including loans held for sale                                          $1,607,103        $1,284,168
      Less:  Allowance for loan losses                                                              (19,921)          (14,625)
                                                                                                 -----------       -----------
              Total loans, net                                                                   $1,587,182        $1,269,543
                                                                                                 ===========       ===========

                                  Page 9 of 10

SOUTHWEST BANCORP, INC.
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
(Dollars in thousands, except per share data)

                                                                                                      For the nine months
                                                                                                      ended September 30,
                                                                                                   2004                 2003
-----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY AS OF PERIOD END:
-----------------------------------------------------------------------------------------------------------------------------------
     Nonaccrual loans (1)                                                                            $ 28,476        $ 16,950
     Restructured loans                                                                                     -               -
     90 day past due and accruing                                                                       2,276           2,293
                                                                                                     --------        ---------
         Total nonperforming loans (1)                                                               $ 30,752        $ 19,243
                                                                                                     ========        =========
     Other real estate owned                                                                         $ 2,467         $   482
     Allowance for loan losses as a percentage of total loans                                           1.24%           1.14%
     Allowance for loan losses as a percentage of nonperforming loans                                  64.78%          76.00%
     Nonperforming loans as a percentage of total loans                                                 1.91%           1.50%
     Nonperforming assets as a percentage of total loans and other real estate                          2.06%           1.54%

     Total charge-offs                                                                               $  4,441        $  4,089
     Total recoveries                                                                                     414             378
                                                                                                     --------        ---------
         Net charge-offs                                                                             $  4,027        $  3,711
                                                                                                     ========        =========
     Net charge-offs as a percentage of average loans                                                   0.36%           0.40%

------------------------------------------------------------------------------------------------------------------------------
OTHER MISCELLANEOUS INFORMATION AS OF PERIOD END:
------------------------------------------------------------------------------------------------------------------------------
     Goodwill                                                                                        $    194        $    194
     Mortgage Servicing Rights                                                                          1,188           1,112
     Non-mortgage Servicing Rights                                                                         83              92
                                                                                                     ---------       ---------
         Total Intangible Assets                                                                     $  1,465        $  1,398
                                                                                                     =========       =========

     1-4 family mortgage loans serviced for others                                                   $124,183        $124,310
     Intangible amortization expense                                                                      239             322

     FTE employees (at period end)                                                                        360             340
     Number of ATMs                                                                                       286             334
     Number of branches                                                                                     9               8


(1) The government-guaranteed portion of loans included in these totals were $1.4 million (2004) and $2.6 million (2003).


                                 Page 10 of 10